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                                                                   Exhibit 10.03

                                 LOAN AGREEMENT

         LOAN AGREEMENT ( the "Agreement") dated as of this 22nd day of April, 1999 by and between NASHUA CORPORATION, a Delaware corporation with a principal place of business of 44 Franklin Street, Nashua, New Hampshire 03061-2002 (the "Borrower") and FLEET BANK-NH, a bank incorporated under the laws of the State of New Hampshire with a principal place of business at 1155 Elm Street, Manchester, New Hampshire 03101 (the "Bank").

                              W I T N E S S E T H :

         WHEREAS, the Borrower has requested and the Bank has agreed to make a certain Fifteen Million Dollars ($15,000,000) Revolving Line of Credit Loan (the "Line of Credit" or the "Loan") to the Borrower; and

         WHEREAS, the parties wish to set forth in writing the terms and conditions upon which the Bank will make the Loan to the Borrower;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties covenant, stipulate and agree as follows:

ARTICLE I. THE LINE OF CREDIT. The Bank agrees to make, the Line of Credit available to the Borrower subject to and upon the following terms and conditions:

         1.1 BORROWER. The Borrower under the Line of Credit shall be NASHUA CORPORATION. The Borrower shall sign a promissory note (the "Line of Credit Note" or the "Note") evidencing its obligation to pay and perform the Line of Credit.

         1.2 AMOUNT. Under the Line of Credit, the Bank agrees to loan the Borrower an amount up to Fifteen Million Dollars ($15,000,000); PROVIDED, HOWEVER, the availability under the Line of Credit for direct borrowings shall be reduced by the aggregate amount of all outstanding foreign exchange facilities and letters of credit issued by the Bank or any affiliate thereof for the benefit or on behalf of the Borrower.

         1.3 USE OF PROCEEDS. The proceeds of the Line of Credit shall be used by the Borrower for general corporate purposes, including, but not limited to, direct borrowings, letters of credit and foreign exchange facilities.

         1.4 INTEREST RATE. Sums advanced under the Line of Credit shall bear interest in accordance with the terms of Article II hereof.

         1.5 REPAYMENT. Unless demand is sooner made due to an Event of Default (as hereinafter defined) or the Line of Credit is renewed by the Bank, the Line of Credit shall mature on April 22, 2001 (the "Maturity Date"). On or before each anniversary date of this Agreement, the Bank shall review the Line of Credit to determine whether it will renew the



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Line of Credit for an additional one (1) year period so that such annual renewal will result in a "rolling" two (2) year Line of Credit. If the Bank, in its sole discretion, elects not to renew the Line of Credit on or before each anniversary date of this Agreement, then the Line of Credit shall mature on the date which is one (1) year from the date of the anniversary date of this Agreement upon which the Bank elected not to renew the Line of Credit, unless demand is sooner made due to an Event of Default. Prior to maturity, the Borrower shall make payments of interest only to the Bank on a monthly basis, in arrears, with the first such payment being made on that date thirty (30) days from the date hereof (or on such other date as the parties may agree upon in writing to provide for a convenient payment date) with subsequent payments being made on the corresponding day of each succeeding month. All payments required under this Agreement, the Note or any other Loan Document shall be in lawful money of the United States in immediately available funds. The due dates of all payments required under the Agreement, the Note or any other Loan Document are subject to adjustment in accordance with the Modified Following Business Day Convention. Modified Following Business Day Convention means the convention for adjusting any relevant date if it would otherwise fall on a day that is not a Business Day to the date that will be the first following day that is a Business Day (unless that day falls in the next calendar month, in which case that date will be the first preceding day that is a Business Day). The term "Business Day" means, in respect to any date that is specified in the Agreement or the Note to be subject to adjustment in accordance with applicable Modified Following Business Day Convention, a day on which commercial banks settle payments in (a) London, if the payment obligation is calculated by reference to any LIBOR Rate (as hereinafter defined) or (b) New York, if the payment obligation is calculated by reference to the Prime Rate (as hereinafter defined).

         1.6 SECURITY. Borrower's payment and performance of the Line of Credit shall be secured by a perfected first priority security interest in all of the Borrower's accounts receivable and inventory.

         1.7 GUARANTY, SECURITY THEREFOR. The payment and performance of the Line of Credit by the Borrower shall be unconditionally guaranteed by the Guarantors (as defined in Section 4.22 hereof).

         1.8 FEES AND EXPENSES. In connection with the Loan, the Borrower agrees to pay the Bank the following fees:

         (a) A Twenty Thousand Dollar ($20,000) closing fee payable at closing;

         (b) An unused facility fee equal to one quarter of one percent (1/4%) per annum on the average daily principal amount of the unused portion of the Line of Credit to be paid quarterly in arrears; and

         (c) The letter of credit fees for any usage under the Line of Credit for letters of credit shall be 1.25% per annum of the face amount of such letter of credit.



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         1.9   CROSS DEFAULT. The Borrower's obligations to the Bank with respect to the Line of Credit shall be and hereby are cross defaulted with all loans, letters of credit, foreign exchange facilities or other obligations, now existing and hereafter arising, of the Borrower or any Guarantor, owed to the Bank or any affiliate thereof, including the Line of Credit and the Master Agreement (as hereinafter defined), as the same may be hereafter amended.

ARTICLE II.    INTEREST RATE AND OTHER APPLICABLE LIBOR PROVISIONS

         2.1 Subject to the terms of Section 2.2 hereof, the Borrower shall have the option to elect that the sums advanced under the Line of Credit shall bear interest at a variable per annum rate equal to the Prime Rate, (the "Floating Rate Option"). The term "Prime Rate" means the variable per annum rate of interest so designated from time to time by Fleet Bank-NH as its Prime Rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Each time the Prime Rate changes, the interest rate on such Loan shall change. Interest under the Floating Rate Option and under the LIBOR Fixed Rate Option (as hereinafter defined) shall be calculated and charged on the basis of actual days elapsed over a banking year of three hundred sixty (360) days.

         2.2 As a material inducement for the Borrower to enter into this Agreement, the Borrower shall also have the option to elect (the "LIBOR Fixed Rate Option") that the interest rate payable under the Line of Credit shall be equal to the LIBOR Rate (as hereinafter defined) plus one and three quarters percent (1 3/4%) per annum. If the Borrower maintains compensating balances in its accounts with the Bank of at least Five Hundred Thousand Dollars ($500,000), the LIBOR Fixed Rate Option shall automatically be reduced to equal the LIBOR Rate plus one hundred sixty basis points (1.60%) per annum. The election of the LIBOR Fixed Rate Option shall be fixed for one (1), two (2), three (3) or six
(6) month periods (the "LIBOR Rate Interest Period(s)") and shall be in the minimum amount of One Hundred Thousand Dollars ($100,000) and, if greater, in additional increments of Fifty Thousand Dollars ($50,000). In the absence of an election by the Borrower to exercise the LIBOR Fixed Rate Option, the Line of Credit shall bear interest at a rate equal to the Floating Rate Option and said interest rate shall apply to the entire principal amount outstanding thereunder. No LIBOR Rate Interest Period shall extend beyond the maturity of the Line of Credit. Any LIBOR Interest Rate Period chosen by the Borrower will be so structured such that the principal amount to be repaid at maturity hereunder shall either bear interest at the Floating Rate Option or bear interest at a LIBOR Fixed Rate Option having a LIBOR Rate Interest Period which terminates on the day such principal repayment is to be made. Any LIBOR Rate Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next Business Day unless that day falls into the next calendar month, in which case, that day will be the first preceding Business Day, or, provided that the Bank shall have given reasonable notice to the Borrower, as otherwise determined by the Bank in accordance with the then current foreign banking practice. At the expiration of each LIBOR Rate Interest Period, any part of the principal amount of the Line of Credit bearing interest based under LIBOR Fixed Rate Option as to which no notice of renewal has been received as provided below shall automatically be converted to the Floating Rate Option. The Bank shall attempt to notify the Borrower of any such




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automatic conversion. If the Bank offers and the Borrower elects to do so, then the Borrower and the Bank may exchange the LIBOR Fixed Rate Option (one (1) month LIBOR only) pursuant to an interest rate swap contract (in the form of an International Swap Dealer's Association Master Agreement and Confirmation Agreement between the Borrower and Fleet National Bank ("FNB"), both of which are referred to as the "Master Agreement") for a fixed rate of interest.

         2.3 "LIBOR RATE" shall mean the per annum rate as determined by the Bank (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for the applicable LIBOR Rate Interest Period, which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two (2) London Business Days preceding the first day of such LIBOR Rate Interest Period; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upwards as described above, if necessary) for deposits in dollars for a period substantially equal to LIBOR Rate Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) London Business Days prior to the beginning of such interest period.

         If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Rate Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Business Days preceding the first day of such LIBOR Rate Interest Period as selected by the Bank's calculation agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such LIBOR Rate Interest Period which are offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two (2) London Business Days preceding the first day of such LIBOR Rate Interest Period. If the Bank is unable to obtain any such quotation as provided above, then it will be deemed that LIBOR Rate cannot be determined and the Bank will have no obligation to make LIBOR Rate based loans. If the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of the Bank, then for any period during which such Reserve Percentage shall apply, LIBOR Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage. Reserve Percentage means the rate (expressed as a decimal) at which the Bank is required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System against Eurodollar liabilities outstanding.

         2.4 Notwithstanding the foregoing, if as a result of any change in any foreign or United States law or regulation (or change in the interpretation thereof) it is determined by the




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Bank that it is unlawful to maintain a LIBOR Rate based loan, or if any central bank or governmental authority (foreign or domestic) shall assert that it is unlawful to maintain a LIBOR Rate based loan, then such LIBOR Rate based loan shall terminate, be automatically converted to an advance under the Floating Rate Option and the Borrower shall have no further right hereunder to elect the LIBOR Fixed Rate Option. If for any reason a LIBOR Rate based loan is terminated or prepaid by the Borrower prior to the end of the applicable LIBOR Rate Interest Period for which the LIBOR Rate is to be in effect, then the Borrower shall, upon demand by Bank, pay to Bank any amounts required to compensate Bank for any additional losses, costs, or expenses which it may reasonably incur as a result of such termination or prepayment, including, without limitation, any losses, costs, or expenses incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund or maintain such LIBOR Rate based loan. If the Bank determines that by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for determining the LIBOR Rate in the relevant amount and for the relevant maturity are not available to the Bank in the London interbank market, with respect to a proposed LIBOR Rate based loan, then the Bank shall give the Borrower prompt notice of such determination. Until such notice has been withdrawn, the Bank shall have no obligation to make LIBOR Rate based loans, or maintain outstanding LIBOR Rate based loans.

         2.5 If, due to any one or more of: (i) the introduction of any applicable law or regulation or any change in the interpretation or application by any authority charged with the interpretation or application thereof of any law or regulation; or (ii) the compliance with any guideline or request from any governmental central bank or other governmental authority (whether or not having the force of law), there shall be an increase in the cost to the Bank of agreeing to make or making, funding or maintaining LIBOR Rate based loans, including, without limitation, changes which affect or would affect the amount of capital or reserves required or expected to be maintained by the Bank, with respect to all or any portion of the LIBOR Rate based loans, or any corporation controlling the Bank, on account thereof, then the Borrower from time to time shall, upon written demand by the Bank within ninety (90) days of an event which gives rise to such increased costs, pay the Bank additional amounts sufficient to indemnify the Bank against such increased cost as such increased costs relate to the Borrower. A certificate as to the amount of the increased cost and the reason therefor submitted to Borrower by the Bank in the absence of manifest error, shall be conclusive and binding for all purposes.

         2.6 In order for the Borrower to elect the LIBOR Fixed Rate Option, the following conditions must be met:

         (i) The Bank shall have received a written notice (the "LIBOR Fixed Rate Request") from the Borrower at least two (2) London Business Days prior to the first day of any LIBOR Rate Interest Period requested, such notice to specify the first day and length of the LIBOR Rate Interest Period (a "LIBOR Fixed Rate Period"), the dollar amount of the LIBOR Portion and as to which Loan the LIBOR Fixed Rate Request shall apply; and



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         (ii)  The Bank shall not have determined in good faith that it is unable to determine the LIBOR Rate in respect of the requested LIBOR Fixed Rate Period.

         2.7 If, at any time (i) the interest rate on the Loan is a fixed rate, and (ii) the Bank in its sole discretion should determine that current market conditions can accommodate a prepayment request, then the Borrower shall have the right at any time and from time to time to prepay such Loan in whole (but not in part) and the Borrower shall pay to the Bank a yield maintenance fee in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the term chosen pursuant to the LIBOR Fixed Rate Option as to which the prepayment is made, shall be subtracted from the "cost of funds" component of the fixed rate in effect at the time of prepayment. If the result is zero or a negative number, then there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the LIBOR Fixed Rate Option as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the number of days remaining in the designated term and using the above-referenced United States Treasury securities rate and the number of days remaining in the term chosen pursuant to the LIBOR Fixed Rate Option as to which the prepayment is made. The resulting amount shall be the yield maintenance fee due to the Bank upon prepayment of the fixed rate loan. If the Bank elects to declare the Loan to be immediately due and payable upon the occurrence of an Event of Default, then any yield maintenance fee with respect to such Loan shall become due and payable in the same manner as though the Borrower had exercised such right of prepayment. If the interest rate under the Loan is swapped pursuant to the Master Agreement, the Master Agreement sets forth additional restrictions, limitations, and penalties associated with prepayment under said Loan. In the event any prepayment is made by the Borrower, the amount thereof will be applied first to delinquency charges, costs of collection and accrued interest and thereafter to principal in the reverse order of maturity.

         2.8 In the event that the Borrower fails to pay any amount that is due and owing to FNB under and pursuant to the Master Agreement (after giving effect to any applicable grace period), then upon demand by FNB, in its sole discretion, the Bank shall pay such amount directly to FNB for the account of the Borrower and the Borrower hereby authorizes and consents to such payment by the Bank. The Borrower agrees that (i) FNB shall have no obligation to demand the Bank to advance such funds on behalf of the Borrower, (ii) the making of such a demand by FNB will not create any obligation to make such a demand in the future, and (iii) at all times FNB may choose not to make such demand and choose, instead to exercise its rights under the Master Agreement. It shall be an additional obligation of the Borrower to reimburse the Bank for any amount the Bank may pay on account of any amount that is due and owing by the Borrower to FNB. Such additional obligation shall be due upon demand and shall bear interest at a rate per annum equal to the default rate set forth in the Note from, and including, the date of payment by the Bank to, but excluding, the date the Borrower reimburses the Bank for such additional obligation. FNB is an intended third-party beneficiary of the Bank's obligations under this Section. It is expressly agreed by the parties hereto that



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the terms of this Section shall apply to any and all Master Agreements entered into by the Borrower with respect to any Loan.

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF BORROWER AND GUARANTORS. To induce the Bank to enter into this Agreement and to make the Loan, the Borrower and the Guarantors warrant and represent to the Bank that:

         3.1 LEGAL EXISTENCE. The Borrower is a corporation duly organized and validly existing under the laws of the State of Delaware with the power to own its property and to carry on its business as it is now being conducted. In addition, the Borrower is duly qualified to do business and is in good standing in New Hampshire and in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

         3.2 AUTHORITY OF BORROWER. The Borrower has full power and authority to enter into this Agreement and to borrow hereunder, to execute and deliver this Agreement, and any other documents the purpose of which is to evidence or secure the Loan (the foregoing, including, without limitation, this Agreement, being hereinafter sometimes collectively referred to as the "Loan Documents" and the security described therein sometimes hereinafter collectively referred to as the "Collateral") and to incur the obligations provided for herein and in the Loan Documents, all of which have been duly authorized by all proper and necessary corporate or other action. Any consent or approval of stockholders, or of any agency or of any public authority, or of any other party required as a condition to the legal validity of this Agreement or the Loan Documents has been obtained.

         3.3 AUTHORITY OF GUARANTORS. Each Guarantor has full power and authority to enter into, to execute and deliver all of the Loan Documents and to incur the obligations provided for herein and in the Loan Documents, all of which have been duly authorized by all proper and necessary action. Any consent or approval of any agency or of any public authority, or any other party required as a condition to the legal validity of this Agreement or the Loan Documents has been obtained.

         3.4 BINDING AGREEMENT. This Agreement and the Loan Documents constitute the valid and legally binding obligations of the Borrower and each of the Guarantors enforceable in accordance with their terms; PROVIDED, that the enforceability of any provisions in the Loan Documents, or of any rights granted to the Bank pursuant thereto may be subject to and affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and that the right of the Bank to specifically enforce any provisions of the Loan Documents is subject to general principles of equity.

         3.5 LITIGATION. Except as disclosed on Schedule 3.5 attached hereto, there are no suits pending or, to the knowledge of the Borrower or the Guarantors, threatened, against or affecting the Borrower or any of the Guarantors or any of the Borrower's or the Guarantors' assets which, if adversely determined, would have a material adverse effect on the condition, financial or otherwise, or business of the Borrower or any of the Guarantors and which have not been disclosed in writing to the Bank. There are no proceedings by or before any governmental commission, board, bureau or other administrative agency pending, or, to the knowledge of the Borrower or any of the Guarantors, threatened against the Borrower or any of the Guarantors, which, if adversely determined, would have a material adverse effect on the condition, financial or otherwise, or business of the Borrower or any of the Guarantors and which have




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not been disclosed in writing to the Bank. Notwithstanding the above, there are certain suits pending or threatened which are listed on Schedule 3.5 and which have been disclosed by Borrower or the Guarantors to Bank ("Disclosed Suits").

         3.6 CONFLICTING AGREEMENTS. There is no charter provision or bylaw of the Borrower, and no provision(s) of any existing mortgage, indenture, contract or agreement binding on the Borrower or any of the Guarantors or affecting any of the Borrower's or Guarantors' property, which would conflict with, be in contravention hereof, have a material adverse effect upon, or in any way prevent the execution, delivery, or performance of the terms of this Agreement or the Loan Documents.

         3.7 FINANCIAL CONDITION. The annual financial statements heretofore delivered to the Bank by Borrower and the Guarantors have been prepared in accordance with generally accepted accounting principles, consistently applied, are complete and correct, and fairly present the financial condition and results of the Borrower and the Guarantors. There are no material liabilities, direct or indirect, fixed or contingent, of the Borrower or the Guarantors which are not reflected therein or in the notes thereto which would be required to be disclosed therein in accordance with Generally Accepted Accounting Principles ("GAAP") and there has been no material adverse change in the financial condition or operations of the Borrower since the date of such financial statements. Except as set forth on Schedule 3.7, to the best of Borrower's knowledge, the Borrower's and the Guarantors' assets are free of encumbrances of any nature.

         3.8 TAXES. The Borrower and the Guarantors have filed all federal, state and local tax returns required to be filed by the Borrower and the Guarantors and have paid or have made adequate provision for the payment of all taxes shown by such returns to be due and payable on or before the due dates thereof except such that are being contested in good faith. Except as set forth on Schedule 3.8, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction and the Guarantors and the officers of the Borrower know of no basis for any such claim.

         3.9 LICENSES, FRANCHISES, ETC. The Borrower possesses all material permits, approvals, licenses, franchises, patents, trademarks, service marks, trademark and service mark rights, trade names, trade name rights and copyrights necessary to conduct its business substantially as now conducted, and as proposed to be conducted, in each case subject to no mortgage, pledge, lien, lease, encumbrance, charge, security interest, title retention agreement or option which is not permitted by this Agreement to exist, and, without any known conflict with any such rights or assets of others.




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         3.10  NO PURCHASE OF MARGIN STOCK. No part of the proceeds received by the Borrower from the Loan will be used directly or indirectly for the purpose of purchasing or carrying, or for payment in full or in part of indebtedness which was incurred for the purposes of purchasing or carrying any margin stock, as such term is used and defined in Regulation U of the Board of Governors of the Federal Reserve System.

         3.11 SOLVENCY. The present fair saleable value of the Borrower's assets is greater than the amount required to pay its total liabilities, the amount of Borrower's capital is adequate in view of the type of business in which it is engaged and the Borrower is able to pay its debts as they mature.

         3.12 NOT A SUCCESSOR. Except as set forth on Schedule 3.12, the Borrower has not, within the six year (6) period immediately preceding the date of this Agreement, changed its name, been the surviving corporation of a merger or consolidation, or acquired all or substantially all of the assets of any person, corporation, partnership or entity.

         3.13 BROKERAGE. There are no claims against the Borrower or any of the Guarantors for brokerage commissions, finder's fees or similar compensation arising out of or due to any act of the Borrower or any of the Guarantors in connection with the transactions contemplated by this Agreement; and the Borrower or any of the Guarantors will defend, indemnify and hold the Bank harmless against any liability or expenses arising out of any such claim.

         3.14 EMPLOYEE BENEFIT PLANS. The Borrower has not incurred any material accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), has not incurred any material liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto) in connection with any profit sharing, group insurance, bonus, deferred compensation, percentage compensation, stock option, severance pay, insurance, pension or retirement plan or other oral or written agreement or commitment relating to employment or fringe benefits or perquisites for employees, officers or directors of the Borrower (an "Employee Benefit Plan"), and no Employee Benefit Plan which is subject to ERISA had, as of its latest valuation date, accrued benefits (whether or not vested) the present value of which exceeded the value of the assets of such Employee Benefit Plan, based upon actuarial assumptions utilized for such Plan.

         3.15 SUBSIDIARIES. The Borrower does not have any subsidiaries other than those identified on Schedule 3.15 hereof (the "Subsidiaries"). The Subsidiaries listed on Schedule 3.15 under the column "Material Subsidiaries" on said Schedule 3.15 constitute any Subsidiaries which alone account for five percent (5%) or more of the Borrower's consolidated total assets or account for five percent (5%) or more of the Borrower's consolidated total revenue for continuing operations for the immediately preceding fiscal year.

         3.16 OWNERSHIP AND LIENS. The Borrower has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets and leasehold interest reflected in the financial statements referred to in Section 3.7 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties



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and assets owned by the Borrower and none of its leasehold interests is subject to any lien, except such as are provided on Schedule 3.7 attached hereto or may be permitted pursuant to Section 5.6 of this Agreement.

         3.17 STATUTORY COMPLIANCE. The Borrower is in compliance, in all material respects, with all statutes, regulations, ordinances, directives, and orders of every federal, state, municipal or other governmental authority which has or claims jurisdiction over them, any of its assets, or any person in any capacity under which it would be responsible for the conduct of such person where the failure to so comply would have no material adverse effect on the Borrower.

         3.18 YEAR 2000 REPRESENTATION. The Borrower has (i) initiated a review and assessment of all areas within the business and operations of the Borrower and each of its Subsidiaries that could be adversely affected by the "YEAR 2000 PROBLEM" (that is, the risk that computer applications used by it or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to an any date after December 31, 1999),
(ii) developed a plan and time line for addressing the Year 2000 Problem on a timely basis and (iii) to date, implemented such plan in accordance with such timetable. The Borrower reasonably believes that all of its computer applications that are material to the business or operations of the Borrower or any of its Subsidiaries will on a timely basis be able to perform properly date-sensitive functions for all dates before and from and after January 1, 2000, except to the extent that a failure to do so could not reasonable be expected to have a material adverse effect on the Borrower or its Subsidiaries.

         3.19 FULL DISCLOSURE. None of the information with respect to the Borrower and any of the Guarantors which has been prepared and furnished by the Borrower and any of the Guarantors to the Bank in connection with the transactions contemplated hereby is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not misleading.

ARTICLE IV. AFFIRMATIVE COVENANTS OF BORROWER AND GUARANTORS. Until payment in full of the indebtedness now existing or hereafter incurred under this Agreement and the performance of all its obligations hereunder, the Borrower and the Guarantors agree that, unless the Bank shall otherwise consent in writing, the Borrower and/or the Guarantors (as applicable) shall:

         4.1 PROMPT PAYMENT. Pay promptly when due all amounts due and owing to the Bank under this Agreement.

         4.2 USE OF PROCEEDS. Use the proceeds of the Loan only for the purposes set forth herein and will furnish the Bank such evidence as it may reasonably require with respect to such use.

         4.3 FINANCIAL STATEMENTS. (a) The Borrower shall furnish the Bank within forty-five (45) days after the end of each quarter during Borrower's fiscal year internally prepared quarterly (including year to date) financial statements of the Borrower and its affiliates, including a balance sheet and a profit and loss statement. All such statements shall be prepared in the format previously approved by the Bank.

         (b)   The Borrower shall furnish the Bank within one hundred twenty
(120) days after the close of each fiscal year (i) a statement of stockholders' equity and a statement of changes in financial position of the Borrower for such fiscal year; (ii) an income statement of the Borrower for such fiscal year; and
(iii) balance sheets of the Borrower as of the end of such fiscal year. All such annual statements shall be prepared in accordance with generally accepted accounting principles consistently applied, and shall present fairly the financial position and result of operations of Borrower. The annual financial statements of Borrower shall be prepared on an audited basis, by an independent certified public accountant selected by Borrower and reasonably acceptable to the Bank. Such financial statements shall be accompanied by an opinion of the auditor which (i) shall not disclaim the auditor's obligation to address the Year 2000 Risk as it relates to the Borrower's liabilities or contingent liabilities and (ii) shall not be qualified due to the Borrower's possible failure to take all appropriate steps to successfully address the Year 2000 Risk. The Bank shall have the right, from time to time, to discuss the affairs of Borrower directly with Borrower's accountant after reasonable notice to Borrower and opportunity of Borrower to be represented at any such discussions.

         (c) Promptly deliver to the Bank upon receipt thereof, copies of any reports submitted to Borrower by Borrower's accountants in connection with any examination of the financial statements of Borrower made by such accountants.

         (d) On an annual basis prior to Borrower's fiscal year end, furnish the Borrower's business plan and budget for the upcoming fiscal year which include a projected profit and loss statement, balance sheet, cash flow projections and a capital budget.

         (e) Furnish the Bank with a fully executed compliance certificate substantially in the form of covenant compliance certificate attached hereto as
Schedule 4.3(e), within forty-five (45) days after the end of each fiscal quarter (the "Covenant Compliance Certificate").

         (f) Furnish the Bank with such other financial information or reports (such as agings and inventory) as the Bank may reasonably request.

         4.4 MAINTENANCE OF EXISTENCE. Take all necessary action to maintain the Borrower's existence, including the filing of required reports and tax returns with the Secretary of State of the State of New Hampshire and with the appropriate authorities in any other state where required.

         4.5 MAINTENANCE OF PROPERTY, PLANT, EQUIPMENT AND COLLATERAL. Maintain the Borrower's property, plant and equipment, including the Collateral, in good working order, subject only to reasonable wear and tear and make all necessary repairs thereto and replacements therefor so that operations may be properly conducted in accordance with prudent business management.

         4.6 MAINTENANCE OF INSURANCE. Maintain insurance on the Borrower's property (including real estate, machinery, equipment and inventory) and other related insurance reasonably satisfactory to the Bank with such insurance companies as are reasonably satisfactory to the Bank. Such insurance shall be payable to the Bank as its interest may appear. All policies of insurance shall provide for not less than thirty (30) days' written notice of cancellation to the Bank. Upon the request of the Bank, the Borrower shall escrow payments on account of its insurance premiums with the Bank.

         4.7 INSPECTION BY THE BANK. Upon prior reasonable notice (other than in emergencies when no notice shall be required), permit any person designated by the Bank to inspect any of its properties, including its books, records, and accounts during regular business hours (and including the making of copies thereof and extracts therefrom).

         4.8 PROMPT PAYMENT OF TAXES. Accrue the Borrower's and the Guarantors' tax liability in accordance with GAAP and pay or discharge (or cause to be paid or discharged) as they become due all taxes, assessments, and government charges upon its property, operations, income and products (as well as all claims for labor, materials or supplies), which, if unpaid might become a lien upon any of its property; PROVIDED, that the Borrower and/or the Guarantors (as applicable) shall, prior to payment thereof, have the right to contest such taxes, assessments and charges in good faith by appropriate proceedings so long as the Bank's interests are protected by the Borrower having established adequate reserves therefor.

         4.9 NOTIFICATION OF DEFAULT UNDER THIS AND OTHER LOAN OR FINANCING ARRANGEMENTS. Promptly notify the Bank in writing of the occurrence of any Event of Default under this Agreement (or any occurrence that would, with the passage of time, constitute an Event of Default) or any other loan or financing arrangement.

         4.10 NOTIFICATION OF LITIGATION. Promptly notify the Bank in writing of any litigation that has been instituted or is pending or threatened against the Borrower involving aggregate amounts in excess of Five Hundred Thousand Dollars ($500,000) or more or the outcome of which might have a material adverse effect on the Borrower's or any of the Guarantors' continued operations or condition, financial or otherwise.

         4.11 NOTIFICATION OF GOVERNMENTAL ACTION. Promptly notify the Bank in writing of any material governmental investigation or proceeding that has been instituted or is pending or threatened and the outcome thereof, including without limitation, material matters relating to the federal or state tax returns of the Borrower, compliance with the Occupational Safety and Health Act, or proceedings by the Treasury Department, Labor Department, or Pension Benefit Guaranty Corporation with respect to matters affecting employee welfare, benefit or retirement programs.

         4.12 NOTIFICATION OF MATERIAL ADVERSE CHANGE. Promptly notify the Bank in writing of (a) any material adverse changes in the business prospects or financial condition of the Borrower or any of the Guarantors; and (b) any accounting rule change that would have a material adverse effect on the business or financial condition of the Borrower.

         4.13 PRESERVATION OF THE COLLATERAL. Take all reasonably necessary steps to keep the Collateral current and not obsolete and free of unpermitted liens and give the Bank access to and permit it to inspect the same during all business hours and other reasonable times.

         4.14 MAINTENANCE OF RECORDS. Keep adequate records and books of account, in which appropriate entries will be made in a manner reasonably acceptable to the Bank and consistently applied, reflecting all financial transactions of the Borrower required to be stated therein.

         4.15 COMPLIANCE WITH LAWS; ENVIRONMENTAL MATTERS. Comply in all material respects with all applicable material laws, rules, regulations, and orders; PROVIDED, HOWEVER, that Borrower shall be entitled to contest the same in good faith so long as such action does not have an adverse effect upon the Bank's rights hereunder or the security furnished therefor. Without limiting in any manner the scope or generality of the foregoing, each of the Borrower and the Guarantors agrees to comply in all material respects with all federal, state and other laws and regulations regarding the generation, treatment, storage, disposal or transportation of hazardous waste or materials, as defined under applicable federal and state law; and agrees to defend, indemnify and hold the Bank harmless from and against any and all liabilities, costs and expenses (including reasonable attorneys' fees) attributable to or in any way connected with the failure to comply with such laws and regulations.

         4.16 COMPOSITION OF MANAGEMENT. Maintain current role and management responsibilities of senior management of the Borrower listed on Schedule 4.16; PROVIDED, HOWEVER, the failure of any of the aforesaid individuals to continue their current role or responsibilities shall not constitute a default hereunder if such individual is replaced, within a period of six (6) months, with another individual of comparable skill and experience.

         4.17 ACCOUNTS AND DEPOSITS. Maintain the Borrower's primary operating and deposit accounts with the Bank. The Borrower hereby authorizes the Bank to charge such accounts directly for payments of principal, interest and fees due under the Loan Documents. The Borrower shall also compensate the Bank for certain services to be provided to the Borrower by the Bank through the payment of the Bank's standard service charges, such services to include monthly checking account activity, cash management services and electronic funds transfers.

         4.18 APPRAISALS. The Bank shall have the right to appraise all of Borrower's assets at reasonable times and upon reasonable notice and at reasonable frequency at the expense of the Borrower.

         4.19 SUBORDINATION OF SUMS PAYABLE. All of the Borrower's obligations, if any, to any of the Guarantors, shareholders, officers or directors of the Borrower for borrowed money shall be subordinated to the Borrower's performance of its obligations to the Bank with respect to the Loan.

         4.20 MAINTENANCE OF SELECTED FINANCIAL RATIOS AND MEASURES. Maintain or achieve the following financial ratios or measures determined or computed in accordance with GAAP with respect to the Borrower:

         (a) MINIMUM EBITDA: The Borrower's earnings before interest, taxes, depreciation and amortization expenses on a consolidated basis shall be at least $1,000,000 per quarter as of the end of each fiscal quarter and at least $7,500,000 per fiscal year as of the end of each fiscal year.

         (b) MINIMUM TANGIBLE NET WORTH. At all times, the Borrower's stockholders equity (as reflected on the Borrower's balance sheet delivered pursuant to Section 4.3 hereof) minus general intangibles included as assets on such balance sheet shall not be less than $65,000,000.

         (c) MAXIMUM CAPITAL EXPENDITURES. Tested as of the end of each fiscal quarter, the Borrower's annual capital expenditures shall not exceed $13,500,000 for fiscal year 1999. The maximum capital expenditure limitation for each fiscal year thereafter will be determined by the Bank, but shall not be less than $13,500,000 in any one fiscal year.

         (d)   MAXIMUM OTHER INDEBTEDNESS. Except as permitted pursuant to
Section 5.4 hereof, the Borrower's indebtedness (not to include Accounts Payable and Accrued Expenses as defined by GAAP) to parties other than the Bank shall not exceed $5,000,000 in the aggregate at any one time.

         4.21 SPECIAL COVENANTS RELATING TO INVENTORY AND ACCOUNTS. (a) At such intervals as the Bank may reasonably request in writing, the Borrower shall notify the Bank of all Collateral which has come into existence or changes in Collateral since the date of the last such notification and shall provide the Bank with schedules of the Collateral (which notification and schedules shall be in such forms as the Bank may specify).

         (b) The Borrower shall accord the Bank and the Bank's representatives with access from time to time (including periodic audits performed at the Bank's reasonable discretion) as the Bank and such representatives may reasonably require to all properties owned by or over which the Borrower has control, for the purposes of auditing the Borrower's books and records. The Borrower shall pay the Bank such fees and expenses as it customarily charges in connection with such audits which are incurred in connection with not more than one (1) audit per year, during the term of this Agreement. The Bank and the Bank's representatives, shall have the right, and the Borrower will permit the Bank and such representatives from time to time as the Bank and such representatives may reasonably request, to examine, inspect, copy and make extracts from any and all of the Collateral, and any and all of the Borrower's books, records, electronically stored data, papers and files, and to verify the Collateral or any portion thereof (such verification, including, without limitation, through contact with account debtors).

         (c) The Borrower may grant such allowances or other adjustments to the Borrower's account debtors as the Borrower may reasonably deem to be in accord with sound business practice; provided, however, the authority granted the Borrower pursuant to this paragraph may be limited or terminated by the Bank upon the occurrence of an Event of Default which has not been remedied within any applicable cure period.

         (d) At such intervals as the Bank may reasonably request, the Borrower shall promptly furnish the Bank with detailed reports in such form as the Bank may prescribe of all allowances, adjustments, returns, and repossessions concerning the Borrower's accounts and accounts receivable and its inventory, and of any downgrading in the quality of any of the inventory or event affecting the marketability of the inventory, and of all inventory detained from, refused entry into, or required to be removed from the United States by the appropriate governmental authorities.

         (e) Upon the occurrence of an Event of Default which has not been remedied within any applicable cure period, the Bank shall have the right to notify any of the Borrower's account or contract debtors, either in the name of the Bank or the Borrower, to make payments directly to the Bank, and to advise any person of the Bank's security interest in and to any of the Collateral, and to collect all amounts due on account of the Collateral. Upon the occurrence of an Event of Default which has not been remedied within any applicable cure period and upon request by the Bank, the Borrower agrees to provide written notification to any or all of the Borrower's account or contract debtors regarding the Bank's security interest in the receivables Collateral and will request that such account or contract debtors forward payment thereof to the Bank. The within obligations on the part of the Borrower directly, being unique, shall be specifically enforceable by the Bank.

         (f) Upon the occurrence of an Event of Default which has not been remedied within any applicable cure period, the Borrower hereby irrevocably constitutes and appoints the Bank as the Borrower's true and lawful attorney, with full power of substitution, to convert the Collateral into cash at the sole risk, cost and expense of the Borrower. The rights and powers granted the Bank by the within appointment include, but are not limited to, the right and power to compromise, settle, or execute releases with any of the Borrower's account debtors, and to prosecute, defend, compromise, or release any action relating to the Collateral; to receive, open, and dispose of all mail addressed to the Borrower and to take therefrom any remittances on or proceeds of any Collateral in which the Bank has a security interest; to notify Post Office authorities to change the address to which the Borrower's mail is to be sent as the Bank shall designate; to endorse the name of the Borrower in favor of the Bank upon all checks, drafts, money orders, notes, acceptances, or other instruments of the same or different nature; to sign and endorse the name of the Borrower on, and to receive as a secured party, any of the Collateral, invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents to title of a same or different nature relating to the Collateral; to sign the name of the Borrower on any notice to the Borrower's account debtors for verification of the receivables Collateral; and to sign and file or record on behalf of the Borrower any financing or other statement in order to perfect or protect the Bank's security interest. The Bank shall not be obligated to do any of the acts or to exercise any of the powers authorized herein, but if the Bank elects to do any such act or to exercise any such power, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to the Borrower except for the Bank's gross negligence or willful misconduct. All powers conferred upon the Bank by this Agreement, being coupled with an interest, shall be irrevocable until the within Agreement is terminated as provided herein.

         4.22 MATERIAL SUBSIDIARY GUARANTORS. The Borrower shall immediately notify the Bank of the addition of any new Subsidiaries and whether such Subsidiary is a Material Subsidiary (as defined in Section 3.15 hereof). Upon the Bank's request, the Borrower shall cause such Material Subsidiary to execute a guaranty of the Borrower's obligations hereunder and a Subordination Agreement (if applicable) each in the form attached hereto, and to deliver all such financial statements, information and reports as the Bank may reasonably request. Such Material Subsidiary or Material Subsidiaries, as the case may be, are on occasion referred to herein individually as a "Guarantor" or collectively as the "Guarantors".

         4.23 LINE OF CREDIT BALANCE. Maintain a Debit Balance, as defined in the Line of Credit Note, of not more than the maximum principal sum provided for in such note or under this Agreement at any time.


ARTICLE V. NEGATIVE COVENANTS OF BORROWER AND GUARANTORS. Until payment in full of the indebtedness now existing or hereafter incurred under this Agreement and the performance of all obligations hereunder, the Borrower and the Guarantors (as applicable) will not, without the express prior written consent of the Bank, engage in the following:

         5.1 NATURE AND SCOPE OF BUSINESS. The Borrower shall not enter into any type of business other than that in which it is presently engaged, or otherwise significantly change the scope or nature of its business.

         5.2 MERGER, CONSOLIDATION OR ACQUISITIONS. The Borrower shall not be a party to any merger, consolidation or any other reorganization, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any person, partnership, corporation or entity.

         5.3 SALE OR DISPOSITION OF ASSETS. The Borrower shall not sell, lease, transfer or otherwise dispose of all or, a substantial portion of the Borrower's assets and properties, except in the ordinary course of business.

         5.4 ADDITIONAL INDEBTEDNESS. The Borrower shall not incur indebtedness for borrowed money (or lease expense or issue or sell any of its bonds, debentures, notes or similar obligations) except:

         (a)   Borrowings under this Agreement;

         (b)   Other obligations to the Bank;

         (c)   Borrowings used to prepay in full borrowing under this Agreement;

         (d)   Accounts Payable and Accrued Expenses (as defined by GAAP).

         (e) Borrowings disclosed to the Bank in the financial statements previously delivered to the Bank described in Section 3.7.

         (f) Borrowing from parties other than the Bank provided the same do not exceed an aggregate of $5,000,000 at any time ("Permitted Other Indebtedness").

         5.5 GUARANTIES, ENDORSEMENT AND CONTINGENT LIABILITIES. Except as set forth in Schedule 5.5 and except for guarantees, endorsements or liabilities for the obligations of others which do not exceed $250,000 in the aggregate at any one time, the Borrower and the Guarantors shall not guarantee, endorse or otherwise become absolutely or contingently liable for the obligations of any other person, partnership, corporation or other entity.

         5.6 LIENS AND MORTGAGES. The Borrower shall not incur, create, assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of their respective assets, now or hereafter owned, other than (a) the security interests, liens or mortgages, granted to the Bank pursuant to the Loan Documents; (b) deposits under Workmen's Compensation, Unemployment Insurance and Social Security laws; (c) liens imposed by law, such as carriers, warehousemen's or mechanic's liens and other liens incurred in good faith in the ordinary course of business; (d) liens evidencing the Permitted Other Indebtedness as defined in Section 5.4(f) above; (e) those presently existing liens and encumbrances permitted under the Borrower's Security Agreement of even date (the "Security Agreement"); or (f) deposits or pledges securing the performance of bids, tenders, contracts, leases, surety and appeal bonds and other obligations of like nature make in the ordinary course of business.

         5.7 LOAN AND ADVANCES. Except for intercompany loans which do not exceed $1,000,000 in the aggregate at any one time, the Borrower shall not make any loans or advances to any individual, firm or corporation, including, without limitation, any parent, affiliate, subsidiaries, shareholders, directors, officers and employees; PROVIDED, HOWEVER, that the Borrower may make advances to its employees, including its officers, with respect to reasonable expenses incurred by such employees, which expenses are reimbursable by the Borrower and directly related to the conduct of the Borrower's business.

         5.8 DIVIDENDS AND DISTRIBUTIONS. The Borrower shall not declare or pay dividends, or make any other payment or distribution on account of its capital stock if there is a violation of or after such distribution or dividend there would be a violation of any of the financial covenants set forth in
Section 4.20 hereof.

         5.9 CONVERSION; CAPITAL STRUCTURE; ACQUISITION OF STOCK. The Borrower and the Guarantors shall not alter, amend or convert the Borrower's form of organization or capital structure. Furthermore, the Borrower shall not purchase, obligate itself to purchase, redeem or otherwise acquire for value any of its outstanding capital stock or any other of its equity securities if there is a violation of or after such action there would be a violation of any of the financial covenants set forth in Section 4.20 hereof.

ARTICLE VI.    CONDITIONS PRECEDENT TO MAKING OF LOAN

         6.1   CONDITIONS PRECEDENT TO INITIAL DISBURSEMENT.

         (a) The obligation of the Bank to make the Loan and make disbursements of the proceeds of the same to the Borrower is subject to the satisfaction by the Borrower or its representatives of the following conditions precedent:

         (i) The Borrower's and the Guarantors' warranties and representations as contained herein shall be accurate and complete, in all material respects, as of the date of Closing. (ii) The Borrower and the Guarantors shall not be in default under any of the covenants contained herein as of the date of Closing.

         (iii) The Borrower and the Guarantors shall have executed and delivered all of the Loan Documents as described herein. Without limiting the foregoing, the Borrower shall have delivered to the Bank all of those items identified as Borrower's and the Guarantors' Documents" on the Closing Agenda attached hereto as Schedule 6.1(a)(iii) and made a part hereof, all of which must be reasonably acceptable, in form and substance, to the Bank.

         (b) Without limiting in any manner the scope or generality of the foregoing, certain of said items are more particularly described as follows:

         (i) All of the Borrower's obligations, if any, to the Guarantors shall have been subordinated to the Borrower's performance of its obligations to the Bank with respect to the Loan.

         (ii)  The Bank shall have received:

               (A) acknowledgment copies of proper financing statements (Form UCC-1) duly filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Bank, desirable to perfect the security interests created under the Loan Documents; and

               (B) certified copies of Requests for Information or Copies (Form UCC-11) listing the financing statements referred to in paragraph (i) above and all other effective financing statements which name the Borrower (under its present name and any previous names) as debtor and which are filed in the jurisdictions referred to in said paragraph (A), together with copies of such other financing statements (none of which shall cover the Collateral purported to be covered by the Security Agreement).

         (iii) The Borrower shall pay the costs and fees of the Bank hereinbefore described herein.

         (iv) The Borrower shall deliver a Covenant Compliance Certificate in accordance with Section 4.3(e) hereof.

         (v) Counsel to the Borrower and the Guarantors shall deliver an opinion to the Bank to the effect that (A) the Borrower is a business corporation duly organized and validly existing under the laws of the State of Delaware and is duly qualified to do business in New Hampshire and all jurisdictions in which the nature of its business or assets make such qualification necessary; (B) that the Loan Documents constitute binding obligations of the Borrower or the Guarantors enforceable in accordance with their terms; (C) that the Borrower's and the Guarantors' entrance into the obligations evidenced by the Loan Documents does not constitute a breach of the articles of incorporation or bylaws of the Borrower or, to the knowledge of such counsel, any other arrangements or agreements by which Borrower or any of the Guarantors is bound and that the Borrower's and the Guarantors' entrance into and performance of the Borrower's loan obligations will not require any further approvals or consents; (D) that there is neither pending nor, to the knowledge of such counsel, threatened any litigation, administrative proceedings or investigations that would have a material adverse effect on the Borrower or any of the Guarantors or the Borrower's or any of the Guarantors' condition, financial or otherwise; (E) that the security interests granted to the Bank in connection with the Loan constitute a valid perfected security interest in the collateral described therein; and (F) addressing such other matters as deemed appropriate by the Bank.

         (c) Borrower shall furnish the Bank with such other documents, opinions, certificates, evidence and other matters as may be requested by the Bank at or prior to Closing.

         6.2 SUBSEQUENT BORROWING. The obligation of the Bank to make each Loan to be made by it hereunder (including the initial Loan) is subject to the following conditions precedent:

         (a) At the time of each Loan (as evidenced by a certificate executed on behalf of the Borrower if the Bank shall so require):

         (i) The Borrower shall have complied and shall then be in compliance in all material respects with all the terms, covenants and conditions of this Agreement which are binding on it;

         (ii) There shall exist no Event of Default or no event (including an event caused by such Loan) which would be an Event of Default but for the requirement that notice be given or time elapse or both;

         (iii) The representations and warranties contained in this Agreement shall be true and correct in all material respects as of the date of such Loan; and

         (iv) There shall have been no material adverse change in the Borrower's financial condition as evidenced by the financial information submitted to the Bank pursuant to this Agreement.

         (b) All of the Loan Documents shall remain in full force and effect and the validity of any Loan Document shall not have been contested.

         6.3 DISBURSEMENT OF THE LOAN. The Bank shall credit the proceeds of the Loan to the deposit accounts of the Borrower with the Bank for the benefit of the Borrower or as otherwise directed in writing by the Borrower, including payments to third parties through electronic funds transfers. Advances under the Line of Credit shall (1) be made in accordance with the disbursement procedures set forth in the Line of Credit Note; (2) shall not cause the Debit Balance, as defined in the Line of Credit Note, to exceed Fifteen Million Dollars ($15,000,000); PROVIDED, HOWEVER, the availability under the Line of Credit for direct borrowings shall be reduced by the aggregate amount of all outstanding foreign exchange facilities and letters of credit issued by the Bank or any affiliate thereof for the benefit or on behalf of the Borrower; and (3) shall be for a purpose defined in Article I herein.

ARTICLE VII.   EVENTS OF DEFAULT; ACCELERATION; REMEDIES

         7.1 The occurrence of any one or more of the following events shall constitute an event of default (an "Event of Default") after the expiration of applicable notice and cure periods, if any, under this Agreement:

         (a) If any statement, representation or warranty made by the Borrower or any of the Guarantors herein or in the Loan Documents shall prove to have been false or misleading when made, or subsequently becomes false or misleading, in any materially adverse respect.

         (b) Default by the Borrower in payment after three (3) days of its due date of any principal or interest called for under its payment obligations with respect to the Loan.

         (c) Default by the Borrower or any of the Guarantors, in any material respect, in the performance or observance of any of the other provisions, terms, conditions, warranties or covenants of the Loan Documents.

         (d) The dissolution, termination of existence, death, merger or consolidation of the Borrower or any of the Guarantors or a sale of the Borrower's or any of the Guarantors business or the assets of the Borrower or any of the Guarantors out of the ordinary course of business.

         (e) The Borrower shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of it or any of its property, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or (vi) offer or enter into any composition, extension or arrangement seeking relief or extension of its debts.

         (f) Proceedings shall be commenced or an order, judgment or decree shall be entered, without the application, approval or consent of the Borrower, in or by any court of competent jurisdiction, relating to the bankruptcy, dissolution, liquidation, reorganization or the appointment of a receiver, trustee or liquidator of the Borrower, of all or a substantial part of its assets, and such proceedings, order, judgment or decree shall continue undischarged or unstayed for a period of sixty (60) days.

         (g) A final and unappealable judgment for the payment of money, not covered by insurance, in excess of Two Hundred Fifty Thousand Dollars ($250,000) shall be rendered against the Borrower and the same shall remain undischarged for a period of thirty (30) days, during which period execution shall not be effectively stayed.

         (h) The Collateral is materially injured or destroyed by fire or otherwise which casualty is not insured.

         (i) Any attachment or mechanic's, laborer's, materialman's architect's, artisan's or similar statutory liens or any notice thereof shall be filed against any Collateral and shall not be discharged within thirty (30) days of such filing.

         (j) The Line of Credit is hereby cross-defaulted as more fully set forth in Section 1.19 hereof, to the end that a default under one loan or obligation shall constitute a default under all of such loans and obligations.

         7.2 Upon the occurrence of any Event of Default (which, in the case of an Event or Default listed in Section 9.1(a) or 9.1(c) above remains unremedied for a period of ten (10) days after the earlier of the date of notice thereof to the Borrower by the Bank or the date the Borrower becomes aware of such default), the Bank's commitment to make further loans under this Agreement or any other agreement with the Borrower will immediately cease and terminate and, at the election of the Bank, all of the obligations of the Borrower to the Bank under this Agreement will immediately become due and payable without further demand, notice or protest, all of which are hereby expressly waived. Thereafter, the Bank may proceed to protect and enforce its rights, at law, in equity, or otherwise, against the Borrower, and any other endorser or guarantor of the Borrower's obligations, either jointly or severally, and may proceed to liquidate and realize upon any of its security in accordance with the rights of a secured party under the Uniform Commercial Code, or any Loan Document, any agreement between the Borrower and the Bank relating to the Loan, or any other agreement between any guarantor or endorser of the Borrower's obligations to the Bank hereunder.

ARTICLE VIII.  MISCELLANEOUS PROVISIONS

         8.1 ENTIRE AGREEMENT; WAIVERS. This Agreement and the Loan Documents together constitute the entire agreement between the Borrower and the Bank and no covenant, term, condition or other provision thereof nor any default in connection therewith may be waived except by an instrument in writing signed by the Bank and the Borrower and delivered to the Borrower. The Bank's failure to exercise or enforce any of its rights, powers or privileges under this Agreement or the Loan Documents shall not operate as a waiver thereof. In the event of any conflict between the terms, covenants, conditions and restrictions contained in the Loan Documents, the term, covenant, condition or restriction which confers the greatest benefit upon the Bank shall control. The determination as to which term, covenant, condition or restriction is more beneficial shall be made by the Bank in its sole discretion.

         8.2 REMEDIES CUMULATIVE. All remedies provided under this Agreement and the Loan Documents or afforded by law shall be cumulative and available to the Bank until all of the Borrower's obligations to the Bank have been paid in full.

         8.3 SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein and in certificates delivered in connection herewith shall be deemed to have been relied on by the Bank, notwithstanding any investigation made by the Bank or in its behalf, and shall survive the execution and delivery of this Agreement and the Loan Documents until payment in full of the Loan. All such covenants, agreements, representations and warranties shall be joint and several obligations of the Borrower and bind and inure to the benefit of the Borrower's and the Bank's successors and assigns, whether so expressed or not.

         8.4 GOVERNING LAW; JURISDICTION. This Agreement and the Loan Documents shall be construed and their provisions interpreted under and in accordance with the laws of the State of New Hampshire. The Borrower and the Guarantors, to the extent they may legally do so, hereby consent to the jurisdiction of the courts of the State of New Hampshire and the United States District Court for the State of New Hampshire, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts for the purpose of any suit, action or other proceeding arising out of any of their obligations hereunder or with respect to the transactions contemplated hereby, and expressly waive any and all objections they may have to venue in any such courts. THE BORROWER AND THE BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS AGREEMENT AND MAKE THE LOAN.

         8.5 ASSURANCE OF EXECUTION AND DELIVERY OF ADDITIONAL INSTRUMENTS. The Borrower agrees to execute and deliver, or to cause to be executed and delivered, to the Bank all such further instruments, and to do or cause to be done all such further acts and things, as the Bank may reasonably request or as may be necessary or desirable to effect further the purposes of this Agreement and the Loan Documents. Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of the Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other security document, Borrower will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.

         8.6 WAIVERS AND ASSENTS BY THE BORROWER AND THE GUARANTORS. With the exception of specific notices provided in the Loan Documents (if any), the Borrower and any guarantor or endorser of the Borrower's obligations to the Bank hereunder hereby waive, to the fullest extent permitted by law, demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description with respect both to the Loan Documents and Collateral. The Borrower and the Guarantors assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Bank may deem advisable. Any demand upon or notice to the Borrower that the Bank may be required or may elect to give shall be mailed by registered or certified mail, return receipt requested, postage prepaid and shall be effective on the date of the first attempted delivery thereof by the U.S. Postal Service, as shown on the registered or certified mail return receipt for such notice addressed to the Borrower at their address as set forth at the beginning of the Agreement.

         8.7 NO DUTY OF THE BANK WITH RESPECT TO THE COLLATERAL. The Bank shall have no duty as to the collection or protection of Collateral security furnished to it hereunder or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto, beyond the safe custody thereof.

         8.8 ELECTION OF THE BANK. The Bank may exercise its rights with respect to the Collateral without resorting or regard to other collateral or sources of reimbursement for the liabilities.

         8.9 ASSIGNMENT BY THE BANK. The Bank may assign its rights and obligations under the Loan Documents with the prior consent of the Borrower which consent shall not be unreasonably withheld. If at any time, by permitted assignment , the Bank transfers its rights in the Borrower's obligations hereunder and its rights in the security therefor, in whole or in part, such transfer shall carry with it the powers and rights of the Bank under this Agreement and the Collateral so transferred and the transferee shall become vested with such powers and rights whether or not they are specifically referred to in the instrument evidencing the transfer. If, and to the extent that the Bank retains such rights and Collateral, the Bank shall continue to have the rights and powers herein set forth with respect thereto. This Agreement shall be binding upon and inure to the benefit of the Bank, the Borrower, and their successors, permitted assigns, heirs and personal representatives; provided, however, the rights and obligations of the Borrower hereunder are not assignable, delegable or transferable without the consent of the Bank. All of the rights of the Bank hereunder shall inure to the benefit of any participating bank or banks and its or their successors and assigns.

         The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrower or any Guarantor, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in the Bank's obligation to lend hereunder and/or any or all of the Loan held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder. The Bank may furnish any information concerning the Borrower in its possession from time to time to prospective assignees and Participants, provided that the Bank shall require any such prospective assignee or Participant to agree in writing to maintain the confidentiality of such information.

         8.10 EXPENSES; PROCEEDS OF COLLATERAL. The Borrower covenants and agrees that it shall pay to the Bank, on demand, any and all reasonable out-of-pocket expenses, including reasonable attorneys' fees incurred or paid by the Bank in protecting and enforcing its rights under this Agreement, the costs of preparation of this Agreement and its supporting documents including all filing and appraisal fees. Without limiting the foregoing, the Bank shall have the right to recover its out-of-pocket costs in connection with the administration of the Loan, and to recover its reasonable out-of-pocket costs and/or collect fees in connection with requests for consents and waivers of compliance with covenants, or other material changes in the Loan. After deducting all of said reasonable expenses and the reasonable expenses of retaking, holding, preparing for sale, selling and the like, the residue of any proceeds of collections of sale of the Collateral shall be applied to the payment of principal of or interest on the Loan in such order or preference as the Bank may determine, and any excess shall be returned to the Borrower (subject to the provisions of Section 9-504 of the Uniform Commercial Code) and the Borrower shall remain liable for any deficiency.

         8.11 THE BANK'S RIGHT OF SETOFF. Borrower and any Guarantor hereby grant to the Bank, a lien, security interest and right of setoff as security for all liabilities and obligations to the Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of Fleet Financial Group, Inc., or in transit to any of them. Upon an Event of Default or upon notice of issue of any legal process by which process any of the Borrower's or Guarantor's assets in the possession or control of the Bank or any entity under the control of Fleet Financial Group, Inc., may be trusteed, attached or levied upon, the Bank may without demand or notice set off the same or any part thereof and apply the same to any liability or obligation of the Borrower and any Guarantor even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

IN WITNESS WHEREOF, the BANK and the BORROWER have executed this Agreement by their duly authorized officers.

                                    FLEET BANK-NH

______________________________      By:__________________________________
Witness                                Amy LeBlanc Hackett, Its Duly
                                       Authorized Vice President




                                    NASHUA CORPORATION

______________________________      By:__________________________________
Witness                                John L. Patenaude, Its Duly
                                       Authorized Vice President-Finance, Chief
                                       Financial Officer and Treasurer

SCHEDULE 3.5

                                   Litigation

                          [To Be Completed By Borrower]

                                  SCHEDULE 3.7

                                      Liens

                          [To Be Completed By Borrower]

                                  SCHEDULE 3.8

                                      Taxes

                          [To Be Completed By Borrower]

SCHEDULE 3.12

Successor

[To Be Completed By Borrower]

SCHEDULE 3.15

Subsidiaries

[To Be Completed By Borrower]


I. MATERIAL SUBSIDIARIES (Those Subsidiaries which alone account for five percent (5%) or more of the Borrower's consolidated total assets or five percent (5%) or more of the Borrower's consolidated total revenue):









II.      OTHER SUBSIDIARIES:

                                  SCHEDULE 4.16

                                Senior Management


         NAME                                             TITLE


                          [To Be Completed By Borrower]

                                 SCHEDULE 4.3(e)

                         Covenant Compliance Certificate

Fleet Bank-NH
1155 Elm Street
Manchester, NH 03101

Attention:  Amy LeBlanc Hackett, Vice President

Dear Ms. LeBlanc Hackett:

         Pursuant to the provisions of a certain Loan Agreement dated as of April 22, 1999 with respect to a line of credit loan in the amount of $15,000,000 (collectively, the "Loan Agreement") by and between Nashua Corporation (the "Borrower") and Fleet Bank-NH (the "Bank"), the undersigned hereby certifies as follows:

         1. That the financial statements (the "Financial Statements") of the Borrower and/or Guarantors delivered to the Bank with this Certificate fairly present the financial condition of the Borrower in all material respects for the periods covered therein as of the date hereof.

         2. That the undersigned is a duly elected, qualified and acting __________ of the Borrower and as such officer is authorized to make and deliver this Covenant Compliance Certificate.

         3. That during the period set forth in the Financial Statements, the Borrower was in compliance with all financial covenants of the Loan Agreement. As of __________, 199__, the Minimum EBITDA (as defined in the Loan Agreement) is $__________. As of _______________, 199__, the Minimum Tangible Net Worth (as
defined in the Loan Agreement) is $____________. As of ___________, 199__, the amount of the Maximum Capital Expenditures (as defined in the Loan Agreement) incurred during the current fiscal year to date is $__________. As of __________, 199_, the amount of the Maximum Other Indebtedness (as defined in the Loan Agreement) is $_________________.

         4. The representations and warranties contained in the Loan Agreement and the representations and warranties of the Borrower and the Guarantors contained in each of the other Loan Documents are to the best of the Borrower's knowledge, true, correct and complete in every material respect on and as of the date hereof with the same force in effect as though made on and as of the date hereof. All covenants contained in the Loan Agreement have been and continue to be met in all material respects.

         5. To the best of the Borrower's knowledge, no event has occurred or is continuing which constitutes a default or an Event of Default.

Terms defined in the Loan Agreement which is not otherwise expressly defined herein are used herein with the meaning so defined in the Loan Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Covenant Compliance Certificate on this _____ day of ___________, 1999.

                                    NASHUA CORPORATION

_________________________              By:_________________________________
Witness                                   John L. Patenaude, Its Duly
                                          Authorized Vice President-Finance,
                                          Chief Financial Officer and Treasurer

SCHEDULE 5.5

Guaranties, Endorsements and Contingent Liabilities

[To Be Completed By Borrower]

                              SCHEDULE 6.1(a)(iii)

                                 Closing Agenda